UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

FAR EAST WIND POWER CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, Arizona 85028
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁭      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2010, Far East Wind Power Corp. (the “Company”) entered into a Restricted Stock Award Agreement with Marcus G. Laun, one of the Company’s directors, whereby the Company granted Mr. Laun 1,000,000 shares of the Company’s common stock in consideration for services rendered by Mr. Laun to the Company (the “Laun Agreement”).  The Laun Agreement provides that  Mr. Laun’s right to unrestricted ownership in the restricted stock will vest at such time as (i) the Company has completed one or more equity or debt financings after the date of the Laun Agreement yielding aggregate gross proceeds to the Company of at least USD $50,000,000 and (ii) the Company’s average daily trading share volume over any preceding consecutive thirty (30) day period is at least 100,000 shares, as reported by NASDAQ.  According to the Laun Agreement, if the restricted stock granted to Mr. Laun has not vested in accordance with the Laun Agreement at such time as Mr. Laun is no longer serving as either an employee of, a non-employee director or, or active consultant providing services to the Company or any of its subsidiaries, the restricted stock will immediately be forfeited and all of Mr. Laun’s rights to the restricted stock will terminate.

On June 17, 2010, the Company entered into a Restricted Stock Award Agreement with Xu Ping, one of the Company’s directors and Chairman of the Board of Directors, whereby the Company granted Mr. Xu 300,000 shares of the Company’s common stock in consideration for services rendered by Mr. Xu to the Company (the “Xu Agreement”).  The Xu Agreement provides that Mr. Xu’s right to unrestricted ownership in the restricted stock will vest with respect to 25,000 shares of restricted stock upon each monthly anniversary of the date of grant, until all of such restricted stock has vested on the date twelve (12) months from the date of grant.  According to the Xu Agreement, in the event Mr. Xu will no longer be serving as either an employee of, a non-employee director of, or active consultant providing services to the Company or any of its subsidiaries, to the extent any of the restricted stock has not vested in accordance with the Xu Agreement, such unvested restricted stock will immediately be forfeited and all of Mr. Xu’s rights to such restricted stock will terminate without further obligation on the part of the Company.

On June 17, 2010, the Company entered into a Restricted Stock Award Agreement with Han Xiaoping, one of the Company’s directors and President and Chief Executive Officer, whereby the Company granted Mr. Han 150,000 shares of the Company’s common stock in consideration for services rendered by Mr. Han to the Company (the “Han Agreement”).  The Han Agreement provides that Mr. Han’s right to unrestricted ownership in the restricted stock will vest with respect to 12,500 shares of restricted stock upon each monthly anniversary of the date of grant, until all of such restricted stock has vested on the date twelve (12) months from the date of grant.  According to the Han Agreement, in the event Mr. Han will no longer be serving as either an employee of, a non-employee director of, or active consultant providing services to the Company or any of its subsidiaries, to the extent any of the restricted stock has not vested in accordance with the Han Agreement, such unvested restricted stock will immediately be forfeited and all of Mr. Han’s rights to such restricted stock will terminate without further obligation on the part of the Company.

The form of the Restricted Stock Award Agreement entered into by the Company and each of, Marcus Laun, Xu Ping and Han Xiaoping is attached to this report as Exhibit 10.1, and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see the descriptions of the Xu Agreement and the Han Agreement in Item 1.01 above which are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.1	Form of Restricted Stock Award Agreement dated June 17, 2010, made by and between the Company and each of Marcus G. Laun, Xu Ping and Han Xiaoping

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2010	FAR EAST WIND POWER CORP.
	By:	\s\ John J. Lennon
John J. Lennon
Chief Financial Officer